EXHIBIT 3.1
                      ARTICLES OF INCORPORATION, AS AMENDED

      [Stamps and notations from the Colorado Secretary of State's Office]

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                                          [Colorado Secretary of
                                                               State file stamp]
                                       OF

                          REGIONAL EQUITIES CORPORATION


KNOW ALL MEN BY THESE PRESENTS:

         That these Amended and Restated Articles of Incorporation, which supersede the original Articles of Incorporation, were adopted by the vote of a number of shares of Regional Equities Corporation sufficient for approval on January 5, 1990.

                                    ARTICLE I
                                      NAME

          The name of the corporation shall be:

                          Regional Equities Corporation

                                   ARTICLE II
                                     CAPITAL

         The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 2,100,000,000 shares, of which 100,000,000 shares shall be shares of Preferred Stock, no par value per share and 2,000,000,000 shares shall be shares of Common Stock, no par value per share.

         (a) PREFERRED STOCK. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock, the establishment of different series of Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the Colorado Corporation Code by the Board of Directors.

         Except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

         (b) COMMON STOCK. The holders of Common Stock shall have and possess all rights as shareholders of the corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.

         Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends upon the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

         The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

         Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock, when issued, shall be fully paid and nonassessable.

                                   ARTICLE III
                              NO PREEMPTIVE RIGHTS

         A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

                                   ARTICLE IV
                                CUMULATIVE VOTING

         A shareholder of the corporation shall not be entitled to cumulative voting.

                                    ARTICLE V
                           REGISTERED OFFICE AND AGENT

         The initial  registered  office of the corporation shall be at 5290 DTC
Parkway, Suite 150, Englewood, Colorado 80111, and the name of the initial registered agent at such address is Larry D. Harvey. Either the registered office or the registered agent may be changed in the manner provided by law.

         Part of all of the business of said corporation may be carried on in the State of Colorado or beyond the limits of the State of Colorado, in other states or territories of the United States and in foreign countries.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

         The business and affairs of this Corporation shall be managed by a Board of Directors which shall have all authority granted to it by the Colorado Corporation Code. The number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation. So long as the number of directors shall be less than three, no shares of this corporation may be issued and held of record by more shareholders than there are directors. Any shares issued in violation of this paragraph shall be null and void. In the event there are less than three directors, this provision shall also constitute a restriction on the transfer of shares.

         The initial board of directors of the corporation shall consist of three directors, and the names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

         M. James Herbic                    1210 South Parker Road, Suite 200
                                            Denver, Colorado 80231

         James A Hesman                     1210 South Parker Road, Suite 200
                                            Denver, Colorado 80231

         Larry D. Harvey                    5290 DTC Parkway, Suite 150
                                            Englewood, Colorado 80111

                                   ARTICLE VII
                                 INDEMNIFICATION

         The corporation shall indemnify any person who is or was a director to the maximum extent provided by statute.

         The corporation shall indemnify any person who is or was an officer, employee or agent of the corporation who is not a director to the maximum extent provided by law, or to a greater extent if consistent with law and if provided by resolution of the corporation's shareholders or directors, or in a contract.

         The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation and who while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of the statute.

                                  ARTICLE VIII
                        LIMITATION OF DIRECTOR LIABILITY

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or to its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts specified under Section 7-5-114 of the Colorado Corporation Code or any amended or successor provision thereof, or (iv) for any transaction from which the directors derived an improper personal benefit. If the Colorado Corporation Code is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended.

         Any  repeal  or  modification   of  the  foregoing   paragraph  by  the
shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE IX
                             CORPORATE OPPORTUNITIES

         The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties which he may have to the corporation.

                                    ARTICLE X
                           COMPROMISES WITH CREDITORS

         Whenever a compromise or arrangement is proposed by the corporation between it and its creditors or any class of them, and/or between said corporation and its shareholders or any class of them, any court of equitable jurisdiction may, on the application in a summary way by said corporation, or by a majority of its stock, or on the application of any receiver or receivers appointed for said corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of said corporation, as the case may be, to be notified in such manner as the said court decides. If a majority in number, representing at least three-fourths in amount of the creditors or class of creditors, and/or the holders of the majority of the stock or class of stock of said corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of said corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and/or the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or on all the shareholders or class of shareholders of said corporation, as the case may be, and also on said corporation.

                                   ARTICLE XI
                            MEETINGS OF SHAREHOLDERS

         Meetings of shareholders shall be held at such time and place as provided in the Bylaws of the corporation. At all meetings of the shareholders, one-third of all shares entitled to vote at the meeting shall constitute a quorum.

                                   ARTICLE XII
                             VOTING OF SHAREHOLDERS

         With respect to any action to be taken by shareholders of this corporation which pursuant to statute requires the vote of two-thirds of the outstanding shares entitled to vote thereon, a vote or concurrence of the holders of a majority of the outstanding shares entitled to vote thereon, or of any class or series, shall be required.

         IN WITNESS WHEREOF, the undersigned each certify under penalty of perjury that the execution of this instrument is his act and deed, that he had read these Amended and Restated Articles of Incorporation and knows the contents thereof and the facts stated therein are true.


Date:    January 5, 1990                     /s/M. James Herbic
                                             M. James Herbic, President


Date:    January 5, 1990                     /s/Larry D. Harvey
                                             Larry D. Harvey, Secretary


8465:000ART01.MTM

                  [This page includes various markings from the
                      Colorado Secretary of State's Office]

                              ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                          REGIONAL EQUITIES CORPORATION

         Pursuant  to  the   provisions  of  Colorado   Corporation   Code,  the
undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:        The name of the corporation is Regional Equities Corporation.

SECOND: On October 28, 1994, in the manner provided by the Colorado Corporation Code, the directors of the corporation passed a resolution to amend the Articles of Incorporation to change the name of the corporation to Casinos International, Inc.

THIRD: The amendment does not provide for the exchange of any issued shares or for a change in the stated capital of the corporation.

Dated this 31st day of October, 1994.

Attest:                                       REGIONAL EQUITIES CORPORATION


/s/Teresa A. Bates                            BY: /s/Edward L. Bates
Teresa A. Bates, Secretary                        Edward L. Bates, President


            [Markings from the Colorado Secretary of State's Office]

                              ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                           CASINOS INTERNATIONAL, INC.

         Pursuant to the provisions of Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
                                                     [Markings from the Colorado
                                                    Secretary of State's Office]

FIRST:        The name of the corporation is Casinos International, Inc.

SECOND: The following amendment was adopted by the shareholders of the corporation on September 30, 1994, in the manner prescribed by the Colorado Corporation Code:

          ARTICLE II was amended to read, in its entirety, as follows:

                                   ARTICLE II
                                     CAPITAL

         The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 2,100,000,000 shares, of which 100,000,000 shares shall be shares of Preferred Stock, no par value per share, 1,800,000,000 shares shall be shares of Class A Common Stock, no par value per share, and 200,000,000 shares shall be shares of Class B Common Stock, no par value per share.

         (a) PREFERRED STOCK. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock, the establishment of different series of Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the Colorado Corporation Code by the Board of Directors.

         Except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

         (b) COMMON STOCK. The holders of Common Stock shall have and possess all rights as shareholders of the corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.

         Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends upon the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

         The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock, when issued, shall be fully paid and nonassessable.

         The shares of all classes of common stock shall be equally entitled to receive the net assets of the corporation upon dissolution and shall have unlimited voting rights, provided, however that each share of Class A Common Stock shall only be entitled to one (1) vote in each matter voted upon by the shareholders and each share of Class B Common Stock shall be entitled to forty
(40) votes for each matter voted upon by the shareholders; and further provided, however, that in the event there is outstanding any Class B Common Stock, the holders thereof shall have the exclusive right to elect the following number of total directors: (a) if there are an even number of total directors, one-half of the total number of directors plus one; (b) if there are an odd number of directors, one-half of the total number of directors plus one-half. Each class of common stock shall be entitled to receive distributions from time to time, from legally available funds, as determined by the Board of Directors.

THIRD: All of the corporation's issued and outstanding common stock as of the date of this amendment shall be considered Class A Common Stock after the amendment.

FOURTH: The amendment does not provide for the exchange of any issued shares or for a change in the stated capital of the corporation.

Dated this 1st day of October, 1994.

Attest:                                      CASINOS INTERNATIONAL, INC.


/s/Teresa A. Bates                           BY:/s/Edward L. Bates
Teresa A. Bates, Secretary                   Edward L. Bates, President

                           MAIL TO: SECRETARY OF STATE   FOR OFFICE USE ONLY 002
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200        [box for Colorado
                                DENVER, CO 80202             Secretary of
                                 (303) 894-2251              State's Office
MUST BE TYPED                  FAX (303) 894-2242            Markings]
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                              ARTICLES OF AMENDMENT
PLEASE INCLUDE A TYPED               TO THE
SELF-ADDRESSED ENVELOPE      ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is       CASINOS INTERNATIONAL, INC.


SECOND: The following amendment to the Articles of Incorporation was adopted on
        JANUARY 24, 1996       ,as prescribed by the Colorado Business
        Corporation Act, in the manner marked with an X below:

_____  No shares have been issued or Directors Elected - Action by Incorporators

_____  No shares have been issued but Directors Elected - Action by Directors

_____ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

__X__ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.


THIRD: If changing corporate name, the new name of the corporation is Classic Restaurants International, Inc.


FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: Not applicable


If these amendments are to have a delayed effective date, please list that date: JANUARY 31, 1996
            (Not to exceed ninety (90) days from the date of filing)

                                                    CASINOS INTERNATIONAL, INC.

                                    Signature      /s/Edward L. Bates

                                        Title      EDWARD L. BATES, PRESIDENT




                                                                  REVISED 7/95

[Stamp from Colorado
 Secretary of State's
 Office]

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                     CLASSIC RESTAURANTS INTERNATIONAL, INC.

                                                          [Colorado Secretary of
                                                               State file stamp]


         Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:   The   name  of  the   corporation   is   Classic   Restaurants
International, Inc.

         SECOND: The amendment to the Articles of Incorporation set forth on Exhibit A was adopted on October 10, 1996, as prescribed by the Colorado Business Corporation Act. Such amendment was duly adopted by the board of directors without shareholder action; shareholder action was not required.

         THIRD: This amendment is to be effective upon filing .

                                        CLASSIC RESTAURANTS INTERNATIONAL, INC.



                                        By: /s/James R. Shaw
                                             James R. Shaw, President

                                    EXHIBIT A

         Classic  Restaurants  International,  Inc. (the  "Corporation") adds to
Article II of its Articles of Incorporation the following:

         SERIES A CONVERTIBLE PREFERRED STOCK

         The Corporation designates twenty (20) shares of its Preferred Stock as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), stated value $25,000 per share, with the following rights, preferences, and limitations:

         Section 1. NUMBER. The number of shares constituting the Series A Preferred Stock shall be twenty (20).

         Section 2. DIVIDENDS. Holders of the Series A Preferred Stock shall not be entitled to receive dividends.

         Section 3. REDEMPTION. The Series A Preferred Stock shall be redeemable by the Corporation twelve (12) months after issuance (the "Redemption Date") for $25,000 per share.

         Section 4. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidations, dissolution, or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive from the assets of the Corporation $25,000 per share, which shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of common stock or any other class of equity securities in connection with such liquidation, dissolution, or winding up. Each share of Series A Preferred Stock shall rank on a parity with each other share of Series A Preferred Stock, with respect to the respective preferential amounts fixed for such series payable upon any distribution of assets by way of liquidation, dissolution, or winding up of the Corporation. After the payment or the setting apart of payment to the holders of Series A Preferred Stock of the preferential amount so payable to them, the holders of common shares shall be entitled to receive all remaining assets of the Corporation. The Corporation covenants and agrees that so long as the Series A Preferred Stock is outstanding, the Corporation shall not issue any equity securities with a liquidation preference senior to the Series A Preferred Stock.

         Section 5. VOTING RIGHTS. The holders of the Series A Preferred Stock shall be entitled to vote with the holders of the Class A Common Stock. The holder of each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Class A Common Stock into which such share of Series A Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of the Corporation having general voting power and not separately as a class. Except as otherwise provided by law or provided herein, the holders of the Series A Preferred Stock shall not be entitled to vote separately as a class.

         Section 6. CONVERSION RIGHTS. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time following the expiration of the Restrictive Period, as herein defined below. The Restrictive Period shall be a period of forty-five (45) days following the date of issuance of the Series A Preferred Stock, which date shall be the same as the Closing Date as that term is defined in the Subscription Agreement by and between the Corporation and the holder thereof (the "Subscription Agreement"). Each share of Series A Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Class A Common Stock as will be determined by dividing the amount of $25,000 by the Conversion Price. The Conversion Price is defined as the lesser of (i) the closing bid price of the Corporation's Class A Common Stock on the date of signing of the Subscription Agreement (the "Signing Date," as defined in the Subscription Agreement) or (ii) sixty percent (60%) of the average closing bid price for a period of three (3) trading days immediately preceding the date of conversion. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as provided below.

                  (b) MECHANICS OF CONVERSION. Before any holder of the Series A Preferred Stock shall be entitled to convert the same into shares of Class A Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock and shall give written notice (the "Notice of Conversion") to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, but not later than 5 days, issue and deliver at such office to such holder of the Series A Preferred Stock a certificate or certificates for the number of shares of Class A Common Stock to which he shall be entitled. The conversion date on the Notice of Conversion submitted to the Corporation shall be the date of conversion; however, if the Corporation does not receive the Notice of Conversion from the holder within five (5) business days of the conversion date on the Notice of Conversion, the date of conversion shall be deemed to have been the date on which the Corporation received the Notice of Conversion. The person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date.

                  (c) FRACTIONAL SHARES. In lieu of any fractional shares to which the holder of Series A Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair value of one share of Class A Common Stock as determined by the board of directors of the Corporation. The number of whole shares issuable to each holder upon such conversion shall be determined on the basis of the number of shares of Class A Common Stock issuable upon conversion of the total number of shares of Series A Preferred Stock of each holder at the time of converting into Class A Common Stock.

         (d) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                  (i) If the Corporation shall issue any Class A Common Stock other than "Excluded Stock," as defined below, for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Class A Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends, or recapitalizations which are covered by subsections 6(d)(iii), (iv), (v), and (vi) below), then, and in each such case, the Conversion Price in effect immediately after each such issuance shall forthwith (except as provided in this Section 6(d) be adjusted to a price equal to the quotient obtained by dividing:

                           (AA)     an amount equal to the sum of

                                    (xx) the  total  number of shares of Class A
                           Common Stock outstanding (including any shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock, or deemed to have been issued pursuant to subdivision (C)(2), (3), and (4) of this clause (i) but excluding shares issuable upon the exercise of outstanding options or warrants otherwise deemed to be outstanding pursuant to subdivision (C)(1) of this clause (i)) immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus

                                    (yy)  the  consideration   received  by  the
                           Corporation upon such issuance, by

                           (BB) the  total  number  of  shares of Class A Common
                  Stock outstanding (including any shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock or deemed to have been issued pursuant to subdivision (C)(2),
                  (3), and (4) of this clause (i) but excluding shares issuable upon the exercise of outstanding options or warrants otherwise deemed to be outstanding pursuant to subdivision (C)(1) of this clause (i)) immediately after the issuance of such Class A Common Stock.

Except to the limited extent provided for in clauses (C)(3) and (C)(4) below, no adjustment of any Conversion Price pursuant to this subsection 6(d)(i) shall have the effect of increasing such Conversion Price above the Conversion Price in effect immediately prior to such adjustment. For the purposes of this subsection 6(d)(i), the following provisions shall be applicable:

                                    (A) In the case of the  issuance  of Class A
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof.

                                    (B) In the case of the  issuance  of Class A
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the board of directors of the Corporation, in accordance with generally accepted accounting treatment; PROVIDED, HOWEVER, that if, at the time of such determination, the Corporation's Class A Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the board of directors of the Corporation shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Class A Common Stock being issued.

                                    (C)  In the  case  of  the  issuance  of (i)
options to purchase or rights to subscribe for Class A Common Stock (other than Excluded Stock), (ii) securities by their terms convertible into or exchangeable for Class A Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities (other than Excluded Stock):

                                             (1) the aggregate maximum number of
shares of Class A Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Class A Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in clauses (A) and (B) above),

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if any,  received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Class A Common Stock covered thereby;

                                             (2) the aggregate maximum number of
shares of Class A Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in clauses (A) and (B) above);

                                             (3) upon any  change in the  number
of shares of Class A Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or upon any change in the minimum purchase price of such options, rights, or securities, other than a change resulting from the anti-dilution provisions of such options, rights, or securities, the Conversion Price shall forthwith be recomputed to reflect such change; and

                                             (4) on the  expiration  date of any
such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or right related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Class A Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                           (ii)     "Excluded Stock" shall mean:

                                    (A)  all  shares  of  Class A  Common  Stock
issued and outstanding on the date this document is filed with the Colorado Secretary of State;

                                    (B) all shares of Series A  Preferred  Stock
and the Class A Common Stock into which such shares are convertible;

                                    (C) any shares reissued after  repurchase by
the Corporation from officers, employees, directors, or consultants upon termination of services as provided by the terms of stock repurchase agreements approved by the board of directors provided such shares are reissued to officers, employees, directors, or consultants pursuant to approval by the board of directors of the Corporation; and

                                    (D)  all  shares  of  Class A  Common  Stock
issued or issuable in connection with capital asset leases or borrowings for the acquisition of capital assets pursuant to approval by the board of directors of the Corporation.


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                           (iii) If the number of shares of Class A Common Stock
outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Class A Common Stock or by a subdivision or split-up of shares of Class A Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Class A Common Stock issuable on conversion of any shares of the Series A Preferred Stock shall be increased in proportion to such increase of outstanding shares.

                           (iv) If the number of shares of Class A Common  Stock
outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Class A Common Stock, then, on the effective date of such combination, the Conversion Price of the Series A Preferred Stock shall be appropriately increased so that the number of shares of Class A Common Stock issuable on conversion of any shares of the Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                           (v) In case  the  Corporation  shall  declare  a cash
dividend upon its Class A Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Class A Common Stock shares of its capital stock (other than Class A Common Stock), stock, or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Class A Common Stock or other securities of the Corporation convertible into or exchangeable for Class A Common Stock), then, in each such case, the holders of shares of the Series A Preferred Stock shall concurrent with the distribution to holders of Class A Common Stock, receive a like distribution based upon the number of shares of Class A Common Stock into which such Series A Preferred Stock is then convertible.

                           (vi) In case,  at any time after the date hereof,  of
any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Class A Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation, the shares of Series A Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale, or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale, or other disposition he had converted his shares of such Series A Preferred Stock into Class A Common stock. The provisions of this clause (vi) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, or other dispositions.

                           (vii) All calculations  under this Section 6 shall be
made to the nearest whole cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                           (viii) For the purpose of any computation pursuant to
this Section 6(d), the "Current Market Price" at any date of one share of Class A Common Stock shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); PROVIDED, HOWEVER, that if the Class A Common Stock is not traded in such manner that the quotations referred to in this clause (viii) are available for the period required hereunder, Current Market Price shall be determined in good faith by the board of directors of the Corporation, but if challenged by the holders of more than 50% of the outstanding Series A Preferred Stock, then as determined by an independent appraiser selected by the

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board of directors of the  Corporation,  the cost of such  appraisal to be borne equally by the Corporation and the challenging parties.

                  (e) MINIMAL ADJUSTMENTS. No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

                  (f) NO IMPAIRMENT. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

                  (g) CERTIFICATE AS TO ADJUSTMENT. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the acts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate of such series at the time in effect, and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Preferred Stock.

                  (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

                  (i) NO REISSUANCE OF CONVERTED SHARES. No shares of Series A Preferred Stock which have been converted into Class A Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the Corporation.

                  (j) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any rights to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to such record date, a notice specifying the date on which any such record is to be taken for

                                       A-6

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the  purpose  of such  dividend  or  distribution  or right,  and the amount and character of such dividend, distribution, or right.

                  (k) NOTICES.  Any notice  required by the  provisions  of this
Section 6 to be given to holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

         Section 7. REACQUIRED SHARES. Any shares of Series A Preferred Stock acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof and may not be reissued.

         Section 8. RANK. The Series A Preferred Stock shall rank, with respect to the distribution of assets, senior to any and all other series of any other class of Preferred Stock.

         Section 9. AMENDMENT. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences, or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Series A Preferred Stock, voting together as a single class.

         Section 10. PROTECTIVE PROVISIONS. In addition to any other rights provided by law, so long as shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without obtaining the vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock:

                  (a) amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or bylaws if such action would materially alter or change the rights, preferences, privileges, or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;

                  (b) authorize or issue any class or series of equity securities having any preference or priority as to voting or distribution of assets upon liquidation, merger or otherwise which is superior to or on a parity with any such preference or priority of the Series A Preferred Stock; or

                  (c) apply any of its assets to the redemption, retirement, purchase, or acquisition, directly or indirectly, of any shares of any class or series of common stock, except pursuant to Section 4 and except from employees, advisors, officers, directors, and consultants of, and persons performing services for, this Corporation or its subsidiaries on terms approved by the board of directors upon termination of employment or association.

         Section 11. EQUITY SECURITIES. "Equity Securities" shall mean securities of any class of stock, whether preferred or common, and any debt securities which are convertible into security of any class of stock, whether preferred or common.

3:seriesa.prf

                                       A-7

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